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                                                                    Exhibit 99.1


[Reynolds & Reynolds LOGO]                                         NEWS
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            REYNOLDS AND REYNOLDS REPORTS Q4 AND FISCAL YEAR RESULTS,
                  OPTIMISTIC FOR FISCAL 2004, CONFIRMS GUIDANCE

     LIVE WEBCAST AT 11:00 AM EDT. CONFERENCE CALL AND REPLAY AVAILABLE AT
                                   REYREY.COM

DAYTON, OHIO, Nov. 5, 2003 - The Reynolds and Reynolds Company (NYSE: REY) today reported financial results for the fourth quarter and fiscal year ending September 30, 2003. Fourth quarter revenues of $256 million were essentially flat compared to a year ago. For the year, revenues of $1 billion were 2 percent higher than last year. Fourth quarter earnings per share were 47 cents compared to 43 cents last year, a 9 percent increase over last year. Full year earnings per share were $1.69, up 7 percent over last year's $1.58 (excluding last year's accounting change for goodwill).

Software Solutions, the company's largest segment, grew revenues 6 percent in the fourth quarter compared to last year, which was offset by declines in the smaller Transformation Solutions, Documents and Financial Services segments whose revenues were down 18 percent, 3 percent and 15 percent respectively versus a year ago.

"We're on a mission to accelerate growth and we're very optimistic as we enter fiscal 2004," Lloyd `Buzz' Waterhouse, CEO, said. "Our backlog is at its highest level in years. The actions we announced last month including the acquisitions of Incadea and Third Coast Media, a strengthened management team and the strongest solutions portfolio in the industry place us in an excellent position to grow. We've established a leadership position in customer relationship management. Our entire organization is keenly focused on expanding our role as the company leading the transformation of automotive retailing, globally."

"Our strong cash flow continued to allow us to invest in the business and execute our share repurchase program," Dale Medford, executive vice president and CFO, said. During the quarter, the company repurchased 1.5 million shares for $42 million, at an average price of $28.50 per share. For the fiscal year, the company repurchased 4.7 million shares at an average price of $26.99 per share. Approximately 8.2 million shares remain authorized for repurchase.

FOR THE 2004 FISCAL YEAR the company currently expects:
     - Earnings per share of about $1.68 for the full fiscal year and about 30 cents per share for the first fiscal quarter (reflecting about 15 cents per share of annual stock compensation expense).
     -   Revenue growth of 6 percent to 10 percent for the full fiscal year.
     -   Return on equity to exceed 20 percent.
     -   Operating margins to be approximately 18 percent.
     -   Capital expenditures to total approximately $40 million.
     -   Depreciation and amortization expense to total approximately
         $45 million.
     -   Research and development expenses to be approximately $80 million.
     -   Estimated tax rate of 41 percent to 42 percent.
     -   To continue its share repurchase program throughout the year.
     - Fully diluted shares used to calculate full fiscal year EPS to be approximately 67 million shares.

Reynolds and Reynolds ( www.reyrey.com ) is the leading provider of integrated solutions that help automotive retailers manage change and improve their profitability. Serving the automotive retailing industry

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since 1927, Reynolds enables OEMs and retailers to work together to build the lifetime value of their customers. The company's award-winning product, service and training solutions include a full range of retail and enterprise management systems, Web and Customer Relationship Management solutions, learning and consulting services, documents, data management and integration, networking and support and leasing services. Reynolds serves more than 20,000 customers. They comprise nearly 90 percent of the automotive retailers and virtually all OEMs doing business in North America. The Reynolds International Division serves automotive retailers and OEMs through Incadea AG and its partner network as well as a worldwide consulting practice.

Certain statements in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Forward-looking statements made or to be made by or on behalf of the company may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. See also the discussion of factors that may affect future results contained in the company's Current Report on Form 8-K filed with the SEC on August 11, 2000, which we incorporate herein by reference. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      # # #

                                                                         REY0359

(Editors' Note: Segment Report Attached)

CONTACT:

MEDIA                                                                  INVESTORS
Paul Guthrie                        Mark Feighery                      John Shave
937.485.8104                        937.485.8107                       937.485.1633
paul_guthrie@reyrey.com             mark_feighery@reyrey.com           john_shave@reyrey.com
-----------------------             ------------------------           ---------------------



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                       THE REYNOLDS AND REYNOLDS COMPANY
                           SEGMENT REPORT (UNAUDITED)
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                  FOURTH QUARTER                            TWELVE MONTHS
For The Periods Ended             ----------------------                    ----------------------
September 30                        2003        2002 (1)     Change           2003         2002 (1)     Change
---------------------             -------       --------    -------         ---------      -------     -------
CONSOLIDATED
Net Sales and Revenues            $256,093      $256,704      0%            $1,008,245     $992,383        2%
Gross Profit                      $143,206      $148,135     -3%            $564,664       $578,647       -2%
    Gross Margin                  55.9%         57.7%                       56.0%          58.3%
Operating Income                  $49,376       $49,461       0%            $190,079       $178,527        6%
    Operating Margin              19.3%         19.3%                       18.9%          18.0%
Income Before Income Taxes        $50,902       $49,443       3%            $194,469       $164,948       18%
Provision for Income Taxes        $17,909       $18,591                     $75,452        $49,396
Income Before Cumulative Effect   $32,993       $30,852       7%            $119,017       $115,552        3%
of Accounting Change
Cumulative Effect of Accounting   $0            $0                          $0             ($36,563)
Change (2)
Net Income                        $32,993       $30,852       7%            $119,017       $78,989        51%

Earnings Per Common Share
(Diluted)
    Income Before Cumulative      $0.47         $0.43         9%            $1.69          $1.58           7%
Effect of Accounting Change
    Cumulative Effect of          $0.00         $0.00                       $0.00          ($0.50)
Accounting Change (2)
    Net Income                    $0.47         $0.43         9%            $1.69          $1.08          56%

Average Shares Outstanding        70,470        72,021                      70,606         73,357

SOFTWARE SOLUTIONS
Net Sales and Revenues            $169,645      $160,431      6%            $666,186       $613,883        9%
Gross Profit                      $102,397      $100,251      2%            $403,155       $387,231        4%
    Gross Margin                  60.4%         62.5%                        60.5%          63.1%
Operating Income                  $40,678       $36,991      10%            $162,041       $126,325       28%
    Operating Margin              24.0%         23.1%                        24.3%          20.6%

TRANSFORMATION SOLUTIONS
Net Sales and Revenues            $31,911       $38,738     -18%            $131,288       $153,268      -14%
Gross Profit                      $9,480        $12,905     -27%            $38,939        $54,391       -28%
    Gross Margin                  29.7%         33.3%                        29.7%          35.5%
Operating Income (Loss)           ($5,293)      ($3,688)                    ($25,234)      ($8,066)
    Operating Margin              -16.6%        -9.5%                       -19.2%         -5.3%

DOCUMENTS
Net Sales and Revenues            $45,934       $47,447      -3%            $174,239       $183,523      -5%
Gross Profit                      $24,655       $27,485     -10%            $94,881        $105,961      -10%
    Gross Margin                  53.7%         57.9%                       54.5%          57.7%
Operating Income                  $9,134        $10,346     -12%            $32,551        $37,277       -13%
    Operating Margin              19.9%         21.8%                       18.7%          20.3%

FINANCIAL SERVICES
Net Sales and Revenues            $8,603        $10,088     -15%            $36,532        $41,709       -12%
Gross Profit                      $6,674        $7,494      -11%            $27,689        $31,064       -11%
    Gross Margin                  77.6%         74.3%                       75.8%          74.5%
Operating Income                  $4,857        $5,812      -16%            $20,721        $22,991       -10%
    Operating Margin              56.5%         57.6%                       56.7%          55.1%



(1) Certain reclassifications were made to last year's financial statements to conform with the presentation used in the current year.
(2) During the second quarter of fiscal year 2002, the company completed the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." The company recorded a $36,563 after-tax charge representing the cumulative effect of the accounting change.